Bank of Hawaii Corporation Third Quarter 2018 Financial Results

•Diluted Earnings Per Share $1.36
•Net Income $56.9 Million
•Board of Directors Approves Dividend of $0.62 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (October 22, 2018) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.36 for the third quarter of 2018, up from $1.30 in the second quarter of 2018 and $1.08 in the third quarter of 2017. Net income for the third quarter of 2018 was $56.9 million, an increase of $2.2 million from net income of $54.7 million in the previous quarter and an increase of $11.0 million from net income of $45.9 million in the same quarter last year.

Loan and lease balances increased to $10.2 billion at September 30, 2018, up 1.8 percent from June 30, 2018 and up 6.9 percent compared with September 30, 2017. Deposits were $14.8 billion at the end of the third quarter of 2018, down slightly due to the planned decline in public deposits.

"We were pleased with Bank of Hawaii’s financial results during the third quarter of 2018," said Peter S. Ho, Chairman, President, and CEO.  “Loan balances continue to grow, deposits were in line with our expectations, our margin increased, asset quality remains strong, and our expenses were well controlled.”

The return on average assets for the third quarter of 2018 was 1.33 percent, up from 1.30 percent in the previous quarter and 1.07 percent in the same quarter last year. The return on average equity for the third quarter of 2018 was 18.06 percent, up from 17.68 percent for the second quarter of 2018 and up from 14.89 percent in the third quarter of 2017. The efficiency ratio for the third quarter of 2018 was 55.07 percent down from 56.12 percent in the previous quarter and 55.82 percent in the same quarter last year.

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Bank of Hawaii Corporation Third Quarter 2018 Financial Results     Page 2

For the nine-month period ended September 30, 2018, net income was $165.7 million, an increase of $24.0 million from net income of $141.7 million for the same period last year. Diluted earnings per share were $3.93 for the nine-month period in 2018 compared with diluted earnings per share of $3.32 for the same period in 2017. The 2018 year-to-date return on average assets was 1.31 percent compared with 1.14 percent for the same period in 2017. The 2018 year-to-date return on average equity was 17.83 percent compared with 15.77 percent for the nine months ended September 30, 2017. The efficiency ratio for the nine-month period ended September 30, 2018 was 56.36 percent compared with 55.05 percent for the same period last year.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the third quarter of 2018 was $124.2 million, an increase of $2.4 million from net interest income of $121.8 million in the second quarter of 2018 and an increase of $5.0 million from net interest income of $119.2 million in the third quarter of last year. Net interest income for the nine-month period in 2018 was $366.3 million, an increase of $18.8 million from net interest income of $347.5 million for the same period in 2017. Analyses of the changes in net interest income are included in Tables 8a, 8b, and 8c.

The net interest margin was 3.07 percent for the third quarter of 2018, an increase of 3 basis points from the net interest margin of 3.04 percent in the second quarter of 2018 and a 15 basis point increase from the net interest margin of 2.92 percent in the third quarter of 2017. The net interest margin for the first nine months of 2018 was 3.04 percent, an increase of 13 basis points compared with 2.91 percent for the same nine-month period last year.

Results for the third quarter of 2018 included a provision for credit losses of $3.8 million compared with a provision for credit losses of $3.5 million in the previous quarter and $4.0 million in the same quarter last year. The provision for credit losses during the first nine months of 2018 was $11.4 million compared with $12.7 million during the same period in 2017.

Noninterest income was $41.5 million in the third quarter of 2018, up $0.2 million from noninterest income of $41.3 million in the second quarter of 2018 and down $0.9 million from $42.4 million in the same quarter last year. There were no significant items in noninterest income during the third quarters of 2018 or 2017. Noninterest income during the second quarter of 2018 included a negative adjustment of $1.0 million related to a change in the Visa Class B conversion ratio. The decline in noninterest income compared to the third quarter of 2017 was largely due to a decline in mortgage banking income. Noninterest income for the nine-months ended September 30, 2018 was $126.8 million compared with noninterest income of $143.6 million for the same period in 2017. Results for the nine-month period in 2017 included a gain of $12.5 million on the sale of Visa Class B shares compared with a charge of $1.0 million for the adjustment to the conversions ratio in 2018. Excluding the Visa sale, the decrease from the previous year was primarily due to a decline in mortgage banking income.

Noninterest expense was $90.5 million in the third quarter of 2018, down $0.3 million from noninterest expense of $90.8 million in the previous quarter and up $1.9 million from $88.6 million in the same quarter last year. There were no significant items in noninterest expense during the third quarter or second quarter of 2018. Noninterest expense in the third quarter of 2017 included $2.1 million in severance which was partially offset by a reduction of $0.9 million in share-based compensation. Noninterest expense for the nine-months ended September 30, 2018 was $275.7 million compared with noninterest expense of $265.4 million for the same period in 2017. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

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Bank of Hawaii Corporation Third Quarter 2018 Financial Results     Page 3

The effective tax rate for the third quarter of 2018 was 18.75 percent compared with 18.94 percent in the previous quarter and 30.62 percent during the same quarter last year. The effective tax rate for the nine-month period ended September 30, 2018 was 18.00 percent compared with 30.54 percent for the same period last year. The lower effective tax rate in 2018 was primarily due to the reduction in the federal corporate tax rate from 35 percent to 21 percent as a result of the Tax Cuts and Jobs Act.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services and Private Banking, and Treasury and Other. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s overall asset quality remained strong during the third quarter of 2018. Total non-performing assets were $13.8 million at September 30, 2018, down from $15.2 million at June 30, 2018 and $17.0 million at September 30, 2017. As a percentage of total loans and leases and foreclosed real estate, non-performing assets were 0.13 percent at September 30, 2018 compared with 0.15 percent at June 30, 2018 and 0.18 percent at September 30, 2017.

Accruing loans and leases past due 90 days or more were $8.1 million at September 30, 2018 compared with $13.3 million at June 30, 2018 and $6.7 million at September 30, 2017. Restructured loans and leases not included in non-accrual loans or accruing loans past due 90 days or more were $49.5 million at September 30, 2018, down from $50.2 million at June 30, 2018 and $55.0 million at September 30, 2017. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net loans and leases charged off during the third quarter of 2018 were $3.3 million or 0.13 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $6.0 million during the quarter were partially offset by recoveries of $2.7 million. Net charge-offs during the second quarter of 2018 were $3.3 million or 0.13 percent annualized of total average loans and leases outstanding and were comprised of $5.7 million in charge-offs partially offset by recoveries of $2.4 million. Net charge-offs during the third quarter of 2017 were $3.5 million or 0.15 percent annualized of total average loans and leases outstanding and were comprised of $6.2 million in charge-offs partially offset by recoveries of $2.7 million. Net charge-offs in the nine-month period ended September 30, 2018 were $10.1 million, or 0.14 percent annualized of total average loans and leases outstanding compared with net charge-offs of $10.0 million, or 0.15 percent annualized of total average loans and leases outstanding for the same period in 2017.

The allowance for loan and lease losses increased to $108.7 million at September 30, 2018 compared with $108.2 million at June 30, 2018 and $106.9 million at September 30, 2017. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.06 percent at September 30, 2018, a decrease of 2 basis points from the previous quarter and down 6 basis points from the end of the same quarter last year. The reserve for unfunded commitments at September 30, 2018 of $6.8 million was unchanged from June 30, 2018 and September 30, 2017. Details of loan and lease charge-offs, recoveries and the components of the total reserve for credit losses are summarized in Table 12.

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Bank of Hawaii Corporation Third Quarter 2018 Financial Results     Page 4

Other Financial Highlights

Total assets were $17.0 billion at September 30, 2018, a decrease of $132.4 million from total assets of $17.1 billion at June 30, 2018 and $276.6 million from total assets of $17.3 billion at September 30, 2017. Average total assets were $17.0 billion during the third quarter of 2018 compared with $16.9 billion during the previous quarter and $17.0 billion during the same quarter last year.

The investment securities portfolio was $5.7 billion at September 30, 2018, an increase of $25.4 million from total securities of $5.7 billion at June 30, 2018 and a decrease of $569.1 million from total securities of $6.3 billion at September 30, 2017. The portfolio remains largely comprised of securities issued by U. S. government agencies and included $3.7 billion in securities held to maturity and $2.0 billion in securities available for sale at September 30, 2018.

Total loans and leases were $10.2 billion at September 30, 2018, an increase of $177.7 million from total loans and leases of $10.1 billion at June 30, 2018 and $657.1 million from total loans and leases of $9.6 billion at September 30, 2017. Average total loans and leases were $10.1 billion during the third quarter of 2018 compared with $10.0 billion during the previous quarter and $9.5 billion during the same quarter last year. The commercial loan portfolio increased to $3.9 billion at the end of the third quarter of 2018, up from $3.8 billion at the end of the previous quarter and $3.7 billion at the end of the third quarter last year. Total consumer loans increased to $6.3 billion at the end of the third quarter of 2018, up from $6.2 billion at the end of the previous quarter and $5.8 billion at the end of the third quarter last year. Loan and lease portfolio balances are summarized in Table 10.

Total deposits were $14.8 billion at September 30, 2018, a decrease of $100.0 million from total deposits of $14.9 billion at June 30, 2018 and $204.8 million from total deposits of $15.0 billion at September 30, 2017. Average total deposits were $14.8 billion during the third quarter of 2018 compared with $14.7 billion during the previous quarter and the same quarter last year. Consumer deposits were $7.6 billion at the end of the third quarter of 2018, down from $7.7 billion at the end of the previous quarter and up from $7.3 billion at the end of the same quarter last year. Commercial deposits were $6.0 billion at the end of the third quarter of 2018, up from $5.9 billion at the end of the previous quarter and down from $6.1 billion at the end of the same quarter last year. Other deposits, including public funds, were $1.2 billion at September 30, 2018, down from $1.3 billion at June 30, 2018 and $1.7 billion at September 30, 2017. Deposit balances are summarized in Tables 7 and 10.

During the third quarter of 2018, the Company repurchased 296.5 thousand shares of common stock at a total cost of $24.6 million under its share repurchase program. The average cost was $83.04 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through September 30, 2018, the Company has repurchased 54.9 million shares and returned over $2.1 billion to shareholders at an average cost of $38.92 per share. Remaining buyback authority under the share repurchase program was $56.7 million at September 30, 2018. From October 1 through October 19, 2018 the Company repurchased an additional 72.0 thousand shares of common stock at an average cost of $78.79 per share.

Total shareholders’ equity was $1.25 billion at September 30, 2018 up slightly from June 30, 2018 and up from $1.23 billion at September 30, 2017. The Tier 1 Capital Ratio was 13.19 percent at September 30, 2018 compared with 13.27 percent at June 30, 2018 and September 30, 2017. The Tier 1 leverage ratio at September 30, 2018 was 7.55 percent compared with 7.53 percent at June 30, 2018 and 7.24 percent at September 30, 2017.

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Bank of Hawaii Corporation Third Quarter 2018 Financial Results     Page 5

The Company’s Board of Directors has declared a quarterly cash dividend of $0.62 per share on the Company’s outstanding shares. The dividend will be payable on December 14, 2018 to shareholders of record at the close of business on November 30, 2018.

Hawaii Economy

General economic conditions in Hawaii remained positive during the third quarter of 2018.  The statewide seasonally-adjusted unemployment rate continues to remain low at 2.2 percent in September 2018 compared to 3.7 percent nationally.  Tourism continued to remain robust through the first eight months of 2018. Total visitor spending increased 8.8 percent compared to the same eight-month period in 2017 due to growth of 7.2 percent in visitor arrivals and an increase of 2.2 percent in daily spending.  All four larger Hawaiian Islands saw growth in both visitor spending and visitor arrivals during the first eight months of 2018. The real estate market also remains strong. For the first nine months of 2018, the median sales price of a single-family home on Oahu increased 4.2 percent and the median price of a condominium on Oahu increased 5.5 percent compared with the same period in 2017.  The volume of single-family home sales on Oahu decreased 3.7 percent and the volume of condominium sales on Oahu decreased 0.1 percent for the first nine months of 2018 compared to the same nine-month period in 2017.  As of September 30, 2018, months of inventory of single-family homes and condominiums on Oahu were 2.8 months and 2.9 months, respectively.  More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its third quarter 2018 financial results today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (844) 543-5235 in the United States and Canada and 1 (703) 318-2209 for other international callers. Use the password “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, October 22, 2018. The replay number is 1 (855) 859-2056 in the United States and Canada and 1 (404) 537-3406 from other international locations. Enter the pass code 2175919 when prompted. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission. We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawaii, American Samoa, and the West Pacific. The Company's principal subsidiary, Bank of Hawaii, was founded in 1897. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
For the Period:
Operating Results
Net Interest Income	$122,927	$120,496	$116,317	$362,379	$338,468
Provision for Credit Losses	3,800	3,500	4,000	11,425	12,650
Total Noninterest Income	41,482	41,298	42,410	126,815	143,562
Total Noninterest Expense	90,538	90,791	88,598	275,713	265,355
Net Income	56,933	54,718	45,881	165,691	141,719
Basic Earnings Per Share	1.37	1.31	1.09	3.96	3.35
Diluted Earnings Per Share	1.36	1.30	1.08	3.93	3.32
Dividends Declared Per Share	0.60	0.60	0.52	1.72	1.52

Performance Ratios
Return on Average Assets	1.33%	1.30%	1.07%	1.31%	1.14%
Return on Average Shareholders' Equity	18.06	17.68	14.89	17.83	15.77
Efficiency Ratio [1]	55.07	56.12	55.82	56.36	55.05
Net Interest Margin [2]	3.07	3.04	2.92	3.04	2.91
Dividend Payout Ratio [3]	43.80	45.80	47.71	43.43	45.37
Average Shareholders' Equity to Average Assets	7.35	7.34	7.21	7.32	7.22

Average Balances
Average Loans and Leases	$10,081,886	$9,962,860	$9,451,972	$9,950,518	$9,231,615
Average Assets	17,015,340	16,921,820	16,972,202	16,965,075	16,636,213
Average Deposits	14,820,480	14,709,299	14,727,469	14,750,382	14,401,698
Average Shareholders' Equity	1,250,500	1,241,672	1,222,885	1,242,629	1,201,850

Per Share of Common Stock
Book Value	$29.98	$29.65	$28.88	$29.98	$28.88
Tangible Book Value	29.22	28.90	28.14	29.22	28.14
Market Value
Closing	78.91	83.42	83.36	78.91	83.36
High	86.53	88.92	86.19	89.09	90.80
Low	78.30	80.20	74.72	78.30	74.72

		September 30,	June 30,	December 31,	September 30,
		2018	2018	2017	2017
As of Period End:
Balance Sheet Totals
Loans and Leases		$10,231,062	$10,053,323	$9,796,947	$9,573,956
Total Assets		16,991,734	17,124,162	17,089,052	17,268,302
Total Deposits		14,843,335	14,943,358	14,883,968	15,048,160
Other Debt		185,662	235,681	260,716	267,887
Total Shareholders' Equity		1,253,327	1,247,717	1,231,868	1,227,893

Asset Quality
Non-Performing Assets		$13,798	$15,157	$16,120	$17,035
Allowance for Loan and Lease Losses		108,690	108,188	107,346	106,881
Allowance to Loans and Leases Outstanding		1.06%	1.08%	1.10%	1.12%

Capital Ratios
Common Equity Tier 1 Capital Ratio		13.19%	13.27%	13.24%	13.27%
Tier 1 Capital Ratio		13.19	13.27	13.24	13.27
Total Capital Ratio		14.38	14.47	14.46	14.51
Tier 1 Leverage Ratio		7.55	7.53	7.26	7.24
Total Shareholders' Equity to Total Assets		7.38	7.29	7.21	7.11
Tangible Common Equity to Tangible Assets [4]		7.20	7.12	7.04	6.94
Tangible Common Equity to Risk-Weighted Assets [4]		12.55	12.68	12.84	12.96

Non-Financial Data
Full-Time Equivalent Employees		2,143	2,173	2,132	2,120
Branches		69	69	69	69
ATMs		382	385	387	388

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures					Table 2
		September 30,	June 30,	December 31,	September 30,
(dollars in thousands)		2018	2018	2017	2017

Total Shareholders' Equity		$1,253,327	$1,247,717	$1,231,868	$1,227,893
Less:	Goodwill	31,517	31,517	31,517	31,517
Tangible Common Equity		$1,221,810	$1,216,200	$1,200,351	$1,196,376

Total Assets		$16,991,734	$17,124,162	$17,089,052	$17,268,302
Less:	Goodwill	31,517	31,517	31,517	31,517
Tangible Assets		$16,960,217	$17,092,645	$17,057,535	$17,236,785

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$9,732,618	$9,593,242	$9,348,296	$9,234,050

Total Shareholders' Equity to Total Assets		7.38%	7.29%	7.21%	7.11%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.20%	7.12%	7.04%	6.94%

Tier 1 Capital Ratio		13.19%	13.27%	13.24%	13.27%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		12.55%	12.68%	12.84%	12.96%

Note: Risk-Weighted Assets as of September 30, 2017 was revised from $9,233,969.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Interest Income
Interest and Fees on Loans and Leases	$104,248	$101,311	$94,621	$303,193	$273,467
Income on Investment Securities
Available-for-Sale	12,588	12,380	11,987	37,109	34,906
Held-to-Maturity	20,821	20,711	20,334	62,828	59,958
Deposits	10	(4)	5	24	12
Funds Sold	1,393	846	1,579	2,996	3,165
Other	364	341	235	1,005	673
Total Interest Income	139,424	135,585	128,761	407,155	372,181
Interest Expense
Deposits	10,931	9,459	6,663	27,971	15,352
Securities Sold Under Agreements to Repurchase	4,667	4,617	4,664	13,848	14,928
Funds Purchased	33	83	—	169	42
Short-Term Borrowings	28	13	—	57	64
Other Debt	838	917	1,117	2,731	3,327
Total Interest Expense	16,497	15,089	12,444	44,776	33,713
Net Interest Income	122,927	120,496	116,317	362,379	338,468
Provision for Credit Losses	3,800	3,500	4,000	11,425	12,650
Net Interest Income After Provision for Credit Losses	119,127	116,996	112,317	350,954	325,818
Noninterest Income
Trust and Asset Management	10,782	11,356	11,050	33,319	34,325
Mortgage Banking	1,965	2,179	3,237	6,289	10,356
Service Charges on Deposit Accounts	7,255	6,865	8,188	21,249	24,522
Fees, Exchange, and Other Service Charges	14,173	14,400	13,764	42,906	41,061
Investment Securities Gains (Losses), Net	(729)	(1,702)	(566)	(3,097)	11,047
Annuity and Insurance	1,360	1,847	1,429	4,413	5,585
Bank-Owned Life Insurance	1,620	1,796	1,861	5,258	4,908
Other	5,056	4,557	3,447	16,478	11,758
Total Noninterest Income	41,482	41,298	42,410	126,815	143,562
Noninterest Expense
Salaries and Benefits	51,782	52,148	51,190	158,352	152,031
Net Occupancy	8,702	8,588	7,727	25,824	24,026
Net Equipment	6,116	5,845	5,417	17,488	16,624
Data Processing	4,241	4,563	3,882	12,695	11,173
Professional Fees	2,206	2,546	3,044	7,525	8,415
FDIC Insurance	2,057	2,182	2,107	6,396	6,413
Other	15,434	14,919	15,231	47,433	46,673
Total Noninterest Expense	90,538	90,791	88,598	275,713	265,355
Income Before Provision for Income Taxes	70,071	67,503	66,129	202,056	204,025
Provision for Income Taxes	13,138	12,785	20,248	36,365	62,306
Net Income	$56,933	$54,718	$45,881	$165,691	$141,719
Basic Earnings Per Share	$1.37	$1.31	$1.09	$3.96	$3.35
Diluted Earnings Per Share	$1.36	$1.30	$1.08	$3.93	$3.32
Dividends Declared Per Share	$0.60	$0.60	$0.52	$1.72	$1.52
Basic Weighted Average Shares	41,620,776	41,884,221	42,251,541	41,846,080	42,336,441
Diluted Weighted Average Shares	41,899,401	42,152,200	42,565,364	42,133,776	42,662,163

Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands)	2018	2018	2017	2018	2017
Net Income	$56,933	$54,718	$45,881	$165,691	$141,719
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	(5,599)	(2,974)	444	(17,694)	8,444
Defined Benefit Plans	216	216	146	648	439
Other Comprehensive Income (Loss)	(5,383)	(2,758)	590	(17,046)	8,883
Comprehensive Income	$51,550	$51,960	$46,471	$148,645	$150,602

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition				Table 5
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2018	2018	2017	2017
Assets
Interest-Bearing Deposits in Other Banks	$3,725	$3,524	$3,421	$3,161
Funds Sold	104,199	361,933	181,413	512,868
Investment Securities
Available-for-Sale	2,049,687	2,092,870	2,232,979	2,322,668
Held-to-Maturity (Fair Value of $3,549,235; $3,500,497; $3,894,121; and $3,960,956)	3,664,487	3,595,891	3,928,170	3,960,598
Loans Held for Sale	18,063	16,025	19,231	9,752
Loans and Leases	10,231,062	10,053,323	9,796,947	9,573,956
Allowance for Loan and Lease Losses	(108,690)	(108,188)	(107,346)	(106,881)
Net Loans and Leases	10,122,372	9,945,135	9,689,601	9,467,075
Total Earning Assets	15,962,533	16,015,378	16,054,815	16,276,122
Cash and Due from Banks	227,049	312,303	263,017	245,487
Premises and Equipment, Net	142,928	142,791	130,926	125,162
Accrued Interest Receivable	54,839	50,594	50,485	51,526
Foreclosed Real Estate	1,909	2,926	1,040	1,393
Mortgage Servicing Rights	24,463	24,583	24,622	24,436
Goodwill	31,517	31,517	31,517	31,517
Bank-Owned Life Insurance	282,637	281,018	280,034	278,425
Other Assets	263,859	263,052	252,596	234,234
Total Assets	$16,991,734	$17,124,162	$17,089,052	$17,268,302

Liabilities
Deposits
Noninterest-Bearing Demand	$4,678,981	$4,729,203	$4,724,300	$4,825,643
Interest-Bearing Demand	2,975,069	3,111,069	3,082,563	2,896,559
Savings	5,444,053	5,389,763	5,389,013	5,363,866
Time	1,745,232	1,713,323	1,688,092	1,962,092
Total Deposits	14,843,335	14,943,358	14,883,968	15,048,160
Short-Term Borrowings	629	330	—	—
Securities Sold Under Agreements to Repurchase	504,293	504,193	505,293	505,293
Other Debt	185,662	235,681	260,716	267,887
Retirement Benefits Payable	36,288	36,730	37,312	38,308
Accrued Interest Payable	7,689	7,395	6,946	6,717
Taxes Payable and Deferred Taxes	15,549	15,136	24,009	31,360
Other Liabilities	144,962	133,622	138,940	142,684
Total Liabilities	15,738,407	15,876,445	15,857,184	16,040,409
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: September 30, 2018 - 58,070,578 / 41,809,551;
June 30, 2018 - 58,070,285 / 42,084,066; December 31, 2017 - 57,959,074 / 42,401,443;
and September 30, 2017 - 57,958,200 / 42,513,348)	577	577	576	576
Capital Surplus	569,223	566,436	561,161	558,530
Accumulated Other Comprehensive Loss	(59,238)	(53,855)	(34,715)	(25,023)
Retained Earnings	1,612,998	1,581,168	1,512,218	1,491,830
Treasury Stock, at Cost (Shares: September 30, 2018 - 16,261,027; June 30, 2018 - 15,986,219;
December 31, 2017 - 15,557,631; and September 30, 2017 - 15,444,852)	(870,233)	(846,609)	(807,372)	(798,020)
Total Shareholders' Equity	1,253,327	1,247,717	1,231,868	1,227,893
Total Liabilities and Shareholders' Equity	$16,991,734	$17,124,162	$17,089,052	$17,268,302

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2017	42,401,443	$576	$561,161	$(34,715)	$1,512,218	$(807,372)	$1,231,868
Net Income	—	—	—	—	165,691	—	165,691
Other Comprehensive Loss	—	—	—	(17,046)	—	—	(17,046)
Reclassification of the Income Tax Effects of the
Tax Cuts and Jobs Act from AOCI	—	—	—	(7,477)	7,477	—	—
Share-Based Compensation	—	—	6,208	—	—	—	6,208
Common Stock Issued under Purchase and Equity
Compensation Plans	203,289	1	1,854	—	251	4,127	6,233
Common Stock Repurchased	(795,181)	—	—	—	—	(66,988)	(66,988)
Cash Dividends Declared ($1.72 per share)	—	—	—	—	(72,639)	—	(72,639)
Balance as of September 30, 2018	41,809,551	$577	$569,223	$(59,238)	$1,612,998	$(870,233)	$1,253,327

Balance as of December 31, 2016	42,635,978	$576	$551,628	$(33,906)	$1,415,440	$(772,201)	$1,161,537
Net Income	—	—	—	—	141,719	—	141,719
Other Comprehensive Income	—	—	—	8,883	—	—	8,883
Share-Based Compensation	—	—	5,332	—	—	—	5,332
Common Stock Issued under Purchase and Equity
Compensation Plans	319,377	—	1,570	—	(383)	10,552	11,739
Common Stock Repurchased	(442,007)	—	—	—	—	(36,371)	(36,371)
Cash Dividends Declared ($1.52 per share)	—	—	—	—	(64,946)	—	(64,946)
Balance as of September 30, 2017	42,513,348	$576	$558,530	$(25,023)	$1,491,830	$(798,020)	$1,227,893

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.6	$—	1.09%	$2.9	$—	(0.52)%	$3.5	$—	0.48%
Funds Sold	281.9	1.4	1.93	185.2	0.8	1.81	575.2	1.6	1.07
Investment Securities
Available-for-Sale
Taxable	1,512.1	9.5	2.51	1,564.5	9.2	2.35	1,658.2	8.6	2.08
Non-Taxable	567.5	3.9	2.75	583.6	4.0	2.78	636.7	5.2	3.26
Held-to-Maturity
Taxable	3,413.7	19.3	2.26	3,471.7	19.2	2.22	3,631.1	18.8	2.07
Non-Taxable	236.1	1.9	3.16	237.1	1.9	3.17	239.9	2.4	3.87
Total Investment Securities	5,729.4	34.6	2.41	5,856.9	34.3	2.35	6,165.9	35.0	2.27
Loans Held for Sale	14.9	0.2	4.45	14.8	0.2	4.44	20.6	0.2	3.88
Loans and Leases [1]
Commercial and Industrial	1,279.4	13.0	4.04	1,307.6	12.8	3.92	1,251.5	11.3	3.58
Commercial Mortgage	2,180.5	23.0	4.19	2,123.5	21.9	4.13	2,015.0	19.6	3.87
Construction	187.0	2.2	4.65	183.4	2.2	4.82	241.0	2.9	4.73
Commercial Lease Financing	175.0	1.0	2.30	179.4	1.0	2.24	204.7	1.2	2.30
Residential Mortgage	3,563.5	34.0	3.82	3,526.9	33.6	3.81	3,333.3	31.8	3.82
Home Equity	1,622.4	15.7	3.83	1,612.7	15.1	3.76	1,502.9	13.8	3.65
Automobile	606.3	5.9	3.84	573.6	5.7	3.97	493.2	5.9	4.71
Other [2]	467.8	9.3	7.90	455.8	8.9	7.86	410.4	8.2	7.98
Total Loans and Leases	10,081.9	104.1	4.11	9,962.9	101.2	4.07	9,452.0	94.7	3.99
Other	38.9	0.4	3.74	39.8	0.4	3.43	40.2	0.2	2.34
Total Earning Assets [3]	16,150.6	140.7	3.47	16,062.5	136.9	3.41	16,257.4	131.7	3.23
Cash and Due from Banks	252.1			251.0			151.2
Other Assets	612.6			608.3			563.6
Total Assets	$17,015.3			$16,921.8			$16,972.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,999.5	1.3	0.17	$2,969.8	1.2	0.16	$2,880.0	0.5	0.07
Savings	5,482.4	3.8	0.28	5,392.2	3.1	0.23	5,374.4	1.8	0.13
Time	1,683.0	5.8	1.37	1,705.7	5.2	1.21	1,788.2	4.4	0.97
Total Interest-Bearing Deposits	10,164.9	10.9	0.43	10,067.7	9.5	0.38	10,042.6	6.7	0.26
Short-Term Borrowings	11.6	0.1	2.06	21.0	0.1	1.80	—	—	—
Securities Sold Under Agreements to Repurchase	504.3	4.7	3.62	505.1	4.6	3.62	505.3	4.7	3.61
Other Debt	208.5	0.8	1.60	235.7	0.9	1.56	267.9	1.1	1.66
Total Interest-Bearing Liabilities	10,889.3	16.5	0.60	10,829.5	15.1	0.56	10,815.8	12.5	0.45
Net Interest Income		$124.2			$121.8			$119.2
Interest Rate Spread			2.87%			2.85%			2.78%
Net Interest Margin			3.07%			3.04%			2.92%
Noninterest-Bearing Demand Deposits	4,655.6			4,641.6			4,684.9
Other Liabilities	219.9			209.0			248.6
Shareholders' Equity	1,250.5			1,241.7			1,222.9
Total Liabilities and Shareholders' Equity	$17,015.3			$16,921.8			$16,972.2

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21% for 2018 and 35% for 2017, of $1,265,000 for the three months ended
September 30, 2018, $1,298,000 for the three months ended June 30, 2018, and $2,920,000 for the three months ended September 30, 2017.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Nine Months Ended			Nine Months Ended
	September 30, 2018			September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.2	$—	0.99%	$3.5	$—	0.44%
Funds Sold	224.3	3.0	1.76	491.1	3.2	0.85
Investment Securities
Available-for-Sale
Taxable	1,556.9	27.6	2.36	1,655.8	24.6	1.98
Non-Taxable	585.1	12.1	2.76	652.0	15.9	3.26
Held-to-Maturity
Taxable	3,504.8	58.4	2.22	3,605.8	55.4	2.05
Non-Taxable	237.0	5.6	3.17	240.9	7.0	3.88
Total Investment Securities	5,883.8	103.7	2.35	6,154.5	102.9	2.23
Loans Held for Sale	14.6	0.5	4.23	24.9	0.7	3.98
Loans and Leases [1]
Commercial and Industrial	1,289.3	37.6	3.90	1,255.4	32.7	3.49
Commercial Mortgage	2,133.8	65.5	4.10	1,948.1	55.5	3.81
Construction	186.6	6.5	4.64	246.7	8.6	4.66
Commercial Lease Financing	178.0	3.0	2.25	207.1	3.5	2.25
Residential Mortgage	3,523.1	100.9	3.82	3,269.7	93.8	3.82
Home Equity	1,610.2	45.4	3.77	1,439.2	38.9	3.61
Automobile	574.1	17.1	3.99	476.4	17.5	4.90
Other [2]	455.4	26.9	7.89	389.0	23.2	7.98
Total Loans and Leases	9,950.5	302.9	4.07	9,231.6	273.7	3.96
Other	39.8	1.0	3.37	40.4	0.7	2.22
Total Earning Assets [3]	16,116.2	411.1	3.41	15,946.0	381.2	3.19
Cash and Due from Banks	244.0			134.8
Other Assets	604.9			555.4
Total Assets	$16,965.1			$16,636.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,982.5	3.2	0.15	$2,869.7	1.3	0.06
Savings	5,414.1	9.1	0.22	5,385.7	4.7	0.12
Time	1,700.6	15.7	1.23	1,529.2	9.4	0.82
Total Interest-Bearing Deposits	10,097.2	28.0	0.37	9,784.6	15.4	0.21
Short-Term Borrowings	17.2	0.2	1.73	15.3	0.1	0.91
Securities Sold Under Agreements to Repurchase	504.9	13.9	3.62	507.7	14.9	3.88
Other Debt	233.6	2.7	1.56	267.9	3.3	1.66
Total Interest-Bearing Liabilities	10,852.9	44.8	0.55	10,575.5	33.7	0.42
Net Interest Income		$366.3			$347.5
Interest Rate Spread			2.86%			2.77%
Net Interest Margin			3.04%			2.91%
Noninterest-Bearing Demand Deposits	4,653.2			4,617.1
Other Liabilities	216.4			241.7
Shareholders' Equity	1,242.6			1,201.9
Total Liabilities and Shareholders' Equity	$16,965.1			$16,636.2

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21% for 2018 and 35% for 2017, of $3,907,000 for the nine months ended
September 30, 2018 and $9,035,000 for the nine months ended September 30, 2017.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended September 30, 2018
	Compared to June 30, 2018
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.5	$0.1	$0.6
Investment Securities
Available-for-Sale
Taxable	(0.3)	0.6	0.3
Non-Taxable	(0.1)	—	(0.1)
Held-to-Maturity
Taxable	(0.3)	0.4	0.1
Total Investment Securities	(0.7)	1.0	0.3
Loans and Leases
Commercial and Industrial	(0.3)	0.5	0.2
Commercial Mortgage	0.7	0.4	1.1
Construction	0.1	(0.1)	—
Residential Mortgage	0.4	—	0.4
Home Equity	0.1	0.5	0.6
Automobile	0.4	(0.2)	0.2
Other [2]	0.3	0.1	0.4
Total Loans and Leases	1.7	1.2	2.9
Total Change in Interest Income	1.5	2.3	3.8

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.1	0.1
Savings	0.1	0.6	0.7
Time	(0.1)	0.7	0.6
Total Interest-Bearing Deposits	—	1.4	1.4
Securities Sold Under Agreements to Repurchase	0.1	—	0.1
Other Debt	(0.1)	—	(0.1)
Total Change in Interest Expense	—	1.4	1.4

Change in Net Interest Income	$1.5	$0.9	$2.4

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended September 30, 2018
	Compared to September 30, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(1.1)	$0.9	$(0.2)
Investment Securities
Available-for-Sale
Taxable	(0.8)	1.7	0.9
Non-Taxable	(0.5)	(0.8)	(1.3)
Held-to-Maturity
Taxable	(1.2)	1.7	0.5
Non-Taxable	(0.1)	(0.4)	(0.5)
Total Investment Securities	(2.6)	2.2	(0.4)
Loans Held for Sale	(0.1)	0.1	—
Loans and Leases
Commercial and Industrial	0.2	1.5	1.7
Commercial Mortgage	1.7	1.7	3.4
Construction	(0.6)	(0.1)	(0.7)
Commercial Lease Financing	(0.2)	—	(0.2)
Residential Mortgage	2.2	—	2.2
Home Equity	1.1	0.8	1.9
Automobile	1.2	(1.2)	—
Other [2]	1.2	(0.1)	1.1
Total Loans and Leases	6.8	2.6	9.4
Other	—	0.2	0.2
Total Change in Interest Income	3.0	6.0	9.0

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.8	0.8
Savings	—	2.0	2.0
Time	(0.3)	1.7	1.4
Total Interest-Bearing Deposits	(0.3)	4.5	4.2
Short-Term Borrowings	—	0.1	0.1
Other Debt	(0.3)	—	(0.3)
Total Change in Interest Expense	(0.6)	4.6	4.0

Change in Net Interest Income	$3.6	$1.4	$5.0

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Nine Months Ended September 30, 2018
	Compared to September 30, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(2.4)	$2.2	$(0.2)
Investment Securities
Available-for-Sale
Taxable	(1.5)	4.5	3.0
Non-Taxable	(1.5)	(2.3)	(3.8)
Held-to-Maturity
Taxable	(1.6)	4.6	3.0
Non-Taxable	(0.1)	(1.3)	(1.4)
Total Investment Securities	(4.7)	5.5	0.8
Loans Held for Sale	(0.3)	0.1	(0.2)
Loans and Leases
Commercial and Industrial	0.9	4.0	4.9
Commercial Mortgage	5.5	4.5	10.0
Construction	(2.1)	—	(2.1)
Commercial Lease Financing	(0.5)	—	(0.5)
Residential Mortgage	7.2	(0.1)	7.1
Home Equity	4.8	1.7	6.5
Automobile	3.2	(3.6)	(0.4)
Other [2]	3.9	(0.2)	3.7
Total Loans and Leases	22.9	6.3	29.2
Other	—	0.3	0.3
Total Change in Interest Income	15.5	14.4	29.9

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	1.8	1.9
Savings	—	4.4	4.4
Time	1.1	5.2	6.3
Total Interest-Bearing Deposits	1.2	11.4	12.6
Short-Term Borrowings	—	0.1	0.1
Securities Sold Under Agreements to Repurchase	(0.1)	(0.9)	(1.0)
Other Debt	(0.4)	(0.2)	(0.6)
Total Change in Interest Expense	0.7	10.4	11.1

Change in Net Interest Income	$14.8	$4.0	$18.8

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands)	2018	2018	2017	2018	2017
Salaries	$33,308	$33,269	$31,224	$99,281	$91,202
Incentive Compensation	5,378	4,416	4,857	14,972	15,756
Share-Based Compensation	2,153	2,423	1,962	6,657	7,144
Commission Expense	1,034	1,272	1,439	3,260	5,066
Retirement and Other Benefits	3,925	4,178	3,843	12,944	12,169
Payroll Taxes	2,372	2,568	2,353	9,112	8,724
Medical, Dental, and Life Insurance	3,616	3,820	3,444	10,897	9,859
Separation Expense	(4)	202	2,068	1,229	2,111
Total Salaries and Benefits	$51,782	$52,148	$51,190	$158,352	$152,031

Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017
Commercial
Commercial and Industrial	$1,314,609	$1,282,967	$1,329,096	$1,279,347	$1,252,238
Commercial Mortgage	2,237,020	2,169,357	2,097,339	2,103,967	2,050,998
Construction	176,447	185,350	186,530	202,253	232,487
Lease Financing	172,232	178,598	179,771	180,931	204,240
Total Commercial	3,900,308	3,816,272	3,792,736	3,766,498	3,739,963
Consumer
Residential Mortgage	3,596,627	3,548,444	3,505,239	3,466,773	3,366,634
Home Equity	1,625,208	1,622,314	1,601,698	1,585,455	1,528,353
Automobile	625,086	592,705	558,468	528,474	506,102
Other [1]	483,833	473,588	458,487	449,747	432,904
Total Consumer	6,330,754	6,237,051	6,123,892	6,030,449	5,833,993
Total Loans and Leases	$10,231,062	$10,053,323	$9,916,628	$9,796,947	$9,573,956

Deposits
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017
Consumer	$7,627,527	$7,672,435	$7,665,926	$7,478,228	$7,303,546
Commercial	5,967,343	5,921,414	5,897,194	5,973,763	6,091,800
Public and Other	1,248,465	1,349,509	1,394,013	1,431,977	1,652,814
Total Deposits	$14,843,335	$14,943,358	$14,957,133	$14,883,968	$15,048,160

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$1,205	$917	$986	$448	$901
Commercial Mortgage	652	659	1,367	1,398	1,425
Total Commercial	1,857	1,576	2,353	1,846	2,326
Consumer
Residential Mortgage	6,359	6,722	6,725	9,243	9,188
Home Equity	3,673	3,933	3,890	3,991	4,128
Total Consumer	10,032	10,655	10,615	13,234	13,316
Total Non-Accrual Loans and Leases	11,889	12,231	12,968	15,080	15,642
Foreclosed Real Estate	1,909	2,926	2,768	1,040	1,393
Total Non-Performing Assets	$13,798	$15,157	$15,736	$16,120	$17,035

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$2	$—	$—	$5
Commercial Mortgage	—	5,680	—	—	—
Total Commercial	—	5,682	—	—	5
Consumer
Residential Mortgage	$2,426	$2,281	$2,927	$2,703	$2,933
Home Equity	3,112	3,016	3,013	1,624	1,392
Automobile	829	674	333	886	806
Other [1]	1,727	1,660	1,895	1,934	1,528
Total Consumer	8,094	7,631	8,168	7,147	6,659
Total Accruing Loans and Leases Past Due 90 Days or More	$8,094	$13,313	$8,168	$7,147	$6,664
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$49,462	$50,212	$56,743	$55,672	$55,038
Total Loans and Leases	$10,231,062	$10,053,323	$9,916,628	$9,796,947	$9,573,956

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.12%	0.12%	0.13%	0.15%	0.16%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.13%	0.15%	0.16%	0.16%	0.18%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.05%	0.04%	0.06%	0.05%	0.06%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.19%	0.22%	0.22%	0.24%	0.25%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.21%	0.28%	0.24%	0.24%	0.25%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$15,157	$15,736	$16,120	$17,035	$16,368
Additions	2,030	1,949	2,332	2,109	2,212
Reductions
Payments	(415)	(1,847)	(1,251)	(368)	(199)
Return to Accrual Status	(1,420)	(126)	(1,270)	(1,779)	(305)
Sales of Foreclosed Real Estate	(1,301)	(421)	—	(353)	(951)
Charge-offs/Write-downs	(253)	(134)	(195)	(524)	(90)
Total Reductions	(3,389)	(2,528)	(2,716)	(3,024)	(1,545)
Balance at End of Quarter	$13,798	$15,157	$15,736	$16,120	$17,035

[1] Comprised of other revolving credit, installment, and lease financing.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands)	2018	2018	2017	2018	2017
Balance at Beginning of Period	$115,010	$114,760	$113,175	$114,168	$110,845
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(449)	(485)	(611)	(1,140)	(909)
Consumer
Residential Mortgage	—	(3)	(36)	(100)	(725)
Home Equity	(124)	(44)	(129)	(259)	(774)
Automobile	(2,114)	(1,515)	(1,921)	(5,883)	(5,723)
	(3,340)	(3,614)	(3,521)	(10,294)	(9,278)
Total Loans and Leases Charged-Off	(6,027)	(5,661)	(6,218)	(17,676)	(17,409)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	542	366	597	1,236	1,198
Lease Financing	—	—	1	—	2
Consumer
Residential Mortgage	261	214	89	695	457
Home Equity	558	451	837	1,634	2,183
Automobile	616	738	692	1,953	1,919
	752	642	530	2,077	1,608
Total Recoveries on Loans and Leases Previously Charged-Off	2,729	2,411	2,746	7,595	7,367
Net Loans and Leases Charged-Off	(3,298)	(3,250)	(3,472)	(10,081)	(10,042)
Provision for Credit Losses	3,800	3,500	4,000	11,425	12,650
Provision for Unfunded Commitments	—	—	—	—	250
	$115,512	$115,010	$113,703	$115,512	$113,703

Components
Allowance for Loan and Lease Losses	$108,690	$108,188	$106,881	$108,690	$106,881
Reserve for Unfunded Commitments	6,822	6,822	6,822	6,822	6,822
Total Reserve for Credit Losses	$115,512	$115,010	$113,703	$115,512	$113,703

Average Loans and Leases Outstanding	$10,081,886	$9,962,860	$9,451,972	$9,950,518	$9,231,615

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.13%	0.13%	0.15%	0.14%	0.15%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.06%	1.08%	1.12%	1.06%	1.12%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Three Months Ended September 30, 2018
Net Interest Income	$66,927	$46,240	$10,574	$(814)	$122,927
Provision for Credit Losses	3,229	69	—	502	3,800
Net Interest Income After Provision for Credit Losses	63,698	46,171	10,574	(1,316)	119,127
Noninterest Income	19,814	6,241	13,526	1,901	41,482
Noninterest Expense	(51,806)	(20,242)	(15,657)	(2,833)	(90,538)
Income Before Provision for Income Taxes	31,706	32,170	8,443	(2,248)	70,071
Provision for Income Taxes	(7,943)	(7,218)	(2,226)	4,249	(13,138)
Net Income	$23,763	$24,952	$6,217	$2,001	$56,933
Total Assets as of September 30, 2018	$6,246,126	$3,873,454	$340,793	$6,531,361	$16,991,734

Three Months Ended September 30, 2017
Net Interest Income	$67,128	$43,438	$7,321	$(1,570)	$116,317
Provision for Credit Losses	3,512	(35)	(5)	528	4,000
Net Interest Income After Provision for Credit Losses	63,616	43,473	7,326	(2,098)	112,317
Noninterest Income	21,287	5,137	13,593	2,393	42,410
Noninterest Expense	(51,507)	(17,721)	(14,925)	(4,445)	(88,598)
Income Before Provision for Income Taxes	33,396	30,889	5,994	(4,150)	66,129
Provision for Income Taxes	(11,908)	(10,891)	(2,218)	4,769	(20,248)
Net Income	$21,488	$19,998	$3,776	$619	$45,881
Total Assets as of September 30, 2017	$5,758,799	$3,695,606	$305,015	$7,508,882	$17,268,302

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Nine Months Ended September 30, 2018
Net Interest Income	$197,007	$133,148	$30,987	$1,237	$362,379
Provision for Credit Losses	10,417	(276)	(60)	1,344	11,425
Net Interest Income After Provision for Credit Losses	186,590	133,424	31,047	(107)	350,954
Noninterest Income	58,665	17,395	41,941	8,814	126,815
Noninterest Expense	(158,344)	(60,432)	(48,264)	(8,673)	(275,713)
Income Before Provision for Income Taxes	86,911	90,387	24,724	34	202,056
Provision for Income Taxes	(21,707)	(20,782)	(6,518)	12,642	(36,365)
Net Income	$65,204	$69,605	$18,206	$12,676	$165,691
Total Assets as of September 30, 2018	$6,246,126	$3,873,454	$340,793	$6,531,361	$16,991,734

Nine Months Ended September 30, 2017
Net Interest Income	$198,633	$127,106	$20,685	$(7,956)	$338,468
Provision for Credit Losses	10,413	(355)	(16)	2,608	12,650
Net Interest Income After Provision for Credit Losses	188,220	127,461	20,701	(10,564)	325,818
Noninterest Income	64,132	16,451	43,389	19,590	143,562
Noninterest Expense	(155,786)	(54,483)	(45,692)	(9,394)	(265,355)
Income Before Provision for Income Taxes	96,566	89,429	18,398	(368)	204,025
Provision for Income Taxes	(34,323)	(31,472)	(6,807)	10,296	(62,306)
Net Income	$62,243	$57,957	$11,591	$9,928	$141,719
Total Assets as of September 30, 2017	$5,758,799	$3,695,606	$305,015	$7,508,882	$17,268,302

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share amounts)	2018	2018	2018	2017	2017
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$104,248	$101,311	$97,634	$96,974	$94,621
Income on Investment Securities
Available-for-Sale	12,588	12,380	12,141	11,866	11,987
Held-to-Maturity	20,821	20,711	21,296	21,782	20,334
Deposits	10	(4)	18	3	5
Funds Sold	1,393	846	757	717	1,579
Other	364	341	300	271	235
Total Interest Income	139,424	135,585	132,146	131,613	128,761
Interest Expense
Deposits	10,931	9,459	7,581	6,980	6,663
Securities Sold Under Agreements to Repurchase	4,667	4,617	4,564	4,664	4,664
Funds Purchased	33	83	53	81	—
Short-Term Borrowings	28	13	16	—	—
Other Debt	838	917	976	1,118	1,117
Total Interest Expense	16,497	15,089	13,190	12,843	12,444
Net Interest Income	122,927	120,496	118,956	118,770	116,317
Provision for Credit Losses	3,800	3,500	4,125	4,250	4,000
Net Interest Income After Provision for Credit Losses	119,127	116,996	114,831	114,520	112,317
Noninterest Income
Trust and Asset Management	10,782	11,356	11,181	11,105	11,050
Mortgage Banking	1,965	2,179	2,145	2,593	3,237
Service Charges on Deposit Accounts	7,255	6,865	7,129	8,053	8,188
Fees, Exchange, and Other Service Charges	14,173	14,400	14,333	13,784	13,764
Investment Securities Gains (Losses), Net	(729)	(1,702)	(666)	(617)	(566)
Annuity and Insurance	1,360	1,847	1,206	1,273	1,429
Bank-Owned Life Insurance	1,620	1,796	1,842	1,609	1,861
Other	5,056	4,557	6,865	4,055	3,447
Total Noninterest Income	41,482	41,298	44,035	41,855	42,410
Noninterest Expense
Salaries and Benefits	51,782	52,148	54,422	51,698	51,190
Net Occupancy	8,702	8,588	8,534	8,510	7,727
Net Equipment	6,116	5,845	5,527	5,454	5,417
Data Processing	4,241	4,563	3,891	4,310	3,882
Professional Fees	2,206	2,546	2,773	3,266	3,044
FDIC Insurance	2,057	2,182	2,157	2,253	2,107
Other	15,434	14,919	17,080	16,845	15,231
Total Noninterest Expense	90,538	90,791	94,384	92,336	88,598
Income Before Provision for Income Taxes	70,071	67,503	64,482	64,039	66,129
Provision for Income Taxes	13,138	12,785	10,442	21,086	20,248
Net Income	$56,933	$54,718	$54,040	$42,953	$45,881

Basic Earnings Per Share	$1.37	$1.31	$1.29	$1.02	$1.09
Diluted Earnings Per Share	$1.36	$1.30	$1.28	$1.01	$1.08

Balance Sheet Totals
Loans and Leases	$10,231,062	$10,053,323	$9,916,628	$9,796,947	$9,573,956
Total Assets	16,991,734	17,124,162	17,136,030	17,089,052	17,268,302
Total Deposits	14,843,335	14,943,358	14,957,133	14,883,968	15,048,160
Total Shareholders' Equity	1,253,327	1,247,717	1,241,193	1,231,868	1,227,893

Performance Ratios
Return on Average Assets	1.33%	1.30%	1.29%	1.00%	1.07%
Return on Average Shareholders' Equity	18.06	17.68	17.74	13.85	14.89
Efficiency Ratio [1]	55.07	56.12	57.91	57.49	55.82
Net Interest Margin [2]	3.07	3.04	3.00	2.98	2.92

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Eight Months Ended		Year Ended
($ in millions; jobs in thousands)	August 31, 2018		December 31, 2017		December 31, 2016
Hawaii Economic Trends
State General Fund Revenues [1]	$4,677.1	7.3%	$6,485.0	4.3%	$6,215.4	3.6%
General Excise and Use Tax Revenue [1]	$2,298.3	2.1%	$3,349.8	4.5%	$3,205.7	2.0%
Jobs [2]	672.7		668.2		669.4

				September 30,	December 31,
(spot rates)				2018	2017	2016
Unemployment [3]
Statewide, seasonally adjusted				2.2%	2.1%	2.9%

Oahu				2.4	1.7	2.4
Island of Hawaii				3.0	2.0	3.1
Maui				2.5	1.8	2.7
Kauai				2.9	1.7	2.8

			September 30,	December 31,
(percentage change, except months of inventory)			2018	2017	2016	2015
Housing Trends (Single Family Oahu) [4]
Median Home Price			4.2%	2.7%	5.0%	3.7%
Home Sales Volume (units)			(3.7)%	6.3%	6.5%	5.2%
Months of Inventory			2.8	2.1	2.5	2.6

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]

August 31, 2018				845.1		3.2
July 31, 2018				939.4		5.3
June 30, 2018				897.1		7.3
May 31, 2018				804.1		7.0
April 30, 2018				803.0		6.6
March 31, 2018				903.6		12.5
February 28, 2018				778.6		10.3
January 31, 2018				796.5		5.4
December 31, 2017				880.4		6.3
November 30, 2017				748.3		7.3
October 31, 2017				737.0		2.8
September 30, 2017				701.8		5.1
August 31, 2017				818.6		4.8
July 31, 2017				891.9		6.8
June 30, 2017				835.9		4.5
May 31, 2017				751.2		4.5
April 30, 2017				753.0		7.5
March 31, 2017				802.8		2.1
February 28, 2017				706.1		2.5
January 31, 2017				756.0		4.9
December 31, 2016				828.2		3.6
November 30, 2016				697.1		4.7
October 31, 2016				717.0		4.3
September 30, 2016				667.6		3.1
August 31, 2016				780.7		3.1
July 31, 2016				835.4		2.1
June 30, 2016				800.3		4.2
May 31, 2016				718.9		1.3
April 30, 2016				700.6		3.4
March 31, 2016				786.3		0.8
February 29, 2016				688.8		4.1
January 31, 2016				721.0		6.2

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor Statistics
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority